Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(86,920)
Unrealized Gain (Loss) on Market Value of Futures	(530,910)
Dividend Income	2,602
Interest Income	7,579
Total Income (Loss)	$(607,649)

Expenses
General Partner Management Fees	$6,013
Professional Fees	732
Brokerage Commissions	1,634
Non-interested Directors' Fees and Expenses	93
Prepaid Insurance Expense	102
NYMEX License Fee	150
Total Expenses	8,724
Expense Waiver	(1,199)
Net Expenses	$7,525
Net Income (Loss)	$(615,174)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$11,926,982
Net Income (Loss)	(615,174)

Net Asset Value End of Month	$11,311,808
Net Asset Value Per Share (200,000 Shares)	$56.56

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612